Exhibit 10.1

Digital Brands Group, Inc.

May 3, 2024

Holder of Common Stock Purchase Warrants issued in September 2023

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Digital Brands Group, Inc., a Delaware corporation (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) (i) the opportunity to receive new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the warrants set forth on Exhibit A hereto (collectively, the “Existing Warrants”) held by you in consideration for exercising by you for cash all of the Existing Warrants, as set forth on the signature page hereto. The resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) has been registered pursuant to the registration statement on Form S-1 (File No. 333-274563) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the resale of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to $3.13 per share (the “Reduced Exercise Price”). In consideration for the exercise in full for cash all the Existing Warrants held by the Holder as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to sell and issue you:

●	new unregistered Series A-1 Common Stock purchase warrants (the “New Series A-1 Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to 1,027,750 shares of Common Stock (the “New Series A-1 Warrant Shares”), which New Series A-1 Warrants shall have an exercise price per share equal to $2.88, subject to adjustment as provided in the New Series A-1 Warrants, will be exercisable immediately upon issuance and expire five and one-half (5.5) years following the issuance date, which Series A-1 New Warrants shall be substantially in the form as set forth in Exhibit A-1 hereto; and

●	new unregistered Series B-1 Common Stock purchase warrants (the “New Series B-1 Warrants,” and collectively with the New Series A-1 Warrants, the “New Warrants”) pursuant to Section 4(a)(2) of Securities Act, to purchase up to 1,027,750 shares of Common Stock (the “New Series B-1 Warrant Shares, and collectively with the New Series A-1 Warrants Shares, the “New Warrants Shares”), which New Series B-1 Warrants shall have an exercise price per share equal to $2.88, subject to adjustment as provided in the New Series B-1 Warrants, will be exercisable immediately upon issuance and expire fifteen (15) months following the issuance date, which Series B-1 New Warrants shall be substantially in the form as set forth in Exhibit A-2 hereto; and

The New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until their sales are registered under the Securities Act, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the cash payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 9:00 a.m., Eastern Time, on May 3, 2024 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

If this offer is accepted and this letter agreement is executed by the Execution Time, then (i) as promptly as possible following the Execution Time, but in any event no later than 9:30 a.m., Eastern Time, on the date hereof, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and (ii) as promptly as possible following the Execution Time, but in any event no later than the time required by the Exchange Act, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto. From and after the dissemination of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued at Closing free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the date of the public disclosure of the transactions hereunder, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date (as defined below), the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Exiting Warrant Shares. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

[signature page to follow]

Sincerely yours,

Digital Brands Group, Inc.

By:	/s/ John Hilburn Davis
Name:	John Hilburn Davis
Title:	Chief Executive Officer

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Series A Warrants: __________________

Number of Existing Series B Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Series A-1 Warrants: _______________ (200% of the total Existing Series A Warrants being exercised)

New Series B-1 Warrants: _______________ (200% of the total Existing Series B Warrants being exercised)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to DBGI Inducement Offer]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates (or respective dates of amendment, if such SEC Reports were subsequently amended), the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Registration Obligations. As soon as reasonably practicable (and in any event within 30 calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date hereof (or within 90 calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, and (iv) such filings as are required to be made under applicable state securities laws.

g)	Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)	Subsequent Equity Sales.

(i) From the date hereof until sixty (60) days after the Closing Date, after the Closing Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than (x) the Resale Registration Statement referred to herein, (y) in connection with the registration of the shares of common stock underlying the warrants issued to the Holder, or (z) a registration statement on Form S-8 in connection with any employee benefit plan).

(ii) From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company nor any Subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, following the expiration of the restrictive period set forth in Section (h)(i) above, the entry into and/or issuance of shares of Common Stock in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii) Notwithstanding the foregoing, this Section (h) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, consultants or advisors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company (provided that securities issued to consultants and advisors are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section (h)(i) above), (b) warrants to the Placement Agent in connection with the transactions pursuant to this letter agreement (the “Placement Agent Warrants”) and any shares of Common Stock upon exercise of the Placement Agent Warrants and the shares of Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section (h)(i) above, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial institution approved by a majority of the disinterested directors of the Company.

i)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Exhibit A

Existing Warrants

●	Series A Common Stock Purchase Warrants to purchase 513,875 shares of Common Stock issued on September 5, 2023 at an exercise price of $9.43 per share and a term of five and one-half (5.5) years (the “Existing Series A Warrants”)

●	Series B Common Stock Purchase Warrants to purchase 513,875 shares of Common Stock issued on issued on September 5, 2023 at an exercise price of $9.43 per share and a term of fifteen (15) months (the “Existing Series B Warrants,” and collectively with the Existing Series A Warrants, the “Existing Warrants”))

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